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                                                                    EXHIBIT 23.4

                       [LETTERHEAD OF FINANCIAL ADVISOR]

                          CONSENT OF FINANCIAL ADVISOR



     We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of First Macon Bank & Trust Company in connection with its proposed acquisition by The Colonial BancGroup, Inc. in the Proxy Statement and Prospectus included in The Colonial BancGroup, Inc.'s Registration Statement on Form S-4 under the caption "The Merger-Opinion of Financial Advisor", to the references to our firm in such Proxy Statement and Prospectus and to the inclusion of such opinion as an Appendix to the Proxy Statement and Prospectus.


                                 T. STEPHEN JOHNSON & ASSOCIATES, INC.



                                 By: /s/ W. James Stokes
                                    -----------------------------------------
                                      W. James Stokes, Senior Vice President


June 25, 1998